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                                                                    EXHIBIT 10.1

                        RESTRUCTURING SERVICES AGREEMENT


         RESTRUCTURING SERVICES AGREEMENT, dated as of October 16, 2002 (the "Agreement"), by and among WilTel Communications Group, Inc. (the "Company"), a Nevada corporation, and Leucadia National Corporation, a New York corporation ("Leucadia").

         WHEREAS, on October 15, 2002, the Company emerged from chapter 11 proceedings under title 11 of the United States Code 11 U.S.C. Sections 101 et seq. (the " Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York; and

         WHEREAS, following emergence from chapter 11 proceedings, the business, operations and prospects of the Company will continue to require review and restructuring; and

         WHEREAS, Leucadia, directly and through its subsidiaries, has the capability to provide advice and assistance to the Company with respect to such matters; and

         WHEREAS, the Audit Committee of the Board of Directors of the Company has reviewed and approved the terms of this Agreement; and

         WHEREAS, in reliance on the review and approval by the Audit Committee of this Agreement, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to obtain such services from Leucadia and its subsidiaries on the terms set forth below.

               1. Term. The term of this Restructuring Services Agreement shall be one year commencing on the date hereof, subject to earlier termination in accordance with the provisions of this Agreement.

               2. Compensation. Leucadia shall receive no separate compensation for services rendered hereunder, but shall be reimbursed for all expenses incurred in the performance of this Agreement in accordance with the terms hereof.

               3. Services of Leucadia. Subject to the authority of the Board of Directors, Leucadia shall provide to the Company restructuring advice with respect to the management, operations and future business opportunities of the Company, and such other matters as may be mutually determined between Leucadia and the Company.

               4. Personnel. Leucadia shall provide a portion of the time of such executive officers or other employees of Leucadia and its subsidiaries as Leucadia reasonably determines is necessary to carry out the services required hereunder. The



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number of persons providing services at any one time and the number of hours such persons devote to the services specified herein shall not be fixed but shall at all times be adequate to properly and promptly perform and discharge the specified services.

         The persons provided by Leucadia hereunder shall for all purposes be employees of Leucadia. Neither Leucadia nor its employees shall be entitled to receive any compensation for services rendered under this Agreement other than the reimbursement for all reasonable, documented out of pocket expenses, including reimbursement of travel expenses. In this regard, the Company shall make available to Leucadia's employees rendering services under this Agreement travel on Company owned or operated airplanes, if feasible. The use of such airplanes shall be subject to the Company's policies regarding scheduling. Nothing herein shall prevent, however, any individual provided hereunder from becoming an elected or appointed officer or director of the Company and enjoying the benefits and protections (including indemnification , but not including compensation) afforded to any persons in any such position.

               5. Office Space, Equipment and Supplies, Etc. The Company shall provide to Leucadia and its personnel provided hereunder office space, secretarial services, equipment and supplies, telephone, telefax and related support facilities to the extent available at the Company's regular work locations.

               6. Company Expenses. Subject to paragraph 4 above, the Company will continue to bear the cost and expense of its own employees, including their salary, travel, entertainment, other business and benefit expenses.

               7. Termination. This Agreement shall remain in full force and effect for the term set forth in Section 1 hereof unless, either Leucadia or the Board of Directors of the Company gives notice of its election to terminate this Agreement on not less than 90 days prior written notice. However, any termination (whether under this paragraph or otherwise) shall not relieve the Company of its obligation to reimburse Leucadia for expenses incurred through the termination date which have not been paid to Leucadia as of the date of such termination.

               8. Governing Law. This Agreement shall be governed in accordance with the laws of the State of New York.

               9. Assignment. Neither party may assign this Agreement or any of its rights or duties hereunder, except that Leucadia may assign this Agreement to any entity that is controlled by, controlling or under common control with Leucadia.

               10. Notices. Services of all notices, if any, under this Agreement shall be sufficient if given personally or sent by certified, registered mail, return receipt requested, or telefax to the addresses set forth below:

          If to Company, at:

                           WilTel Communications Group, Inc.
                           One Technology Center



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                           Tulsa, Oklahoma 74103
                           Attention: President
                           Facsimile No.:  (918) 547-6024


                           with a copy (which shall not constitute notice) to:

                           WilTel Communications Group, Inc
                           One Technology Center
                           Tulsa, Oklahoma 74103
                           Attention: General Counsel
                           Facsimile No.:  (918) 547-0448

         If to Leucadia, at:

                           Leucadia National Corporation
                           315 Park Avenue South
                           New York, New York  10010
                           Attention:  Joseph S. Steinberg, President
                           Facsimile No.:  (212) 598-4869

                           with a copy (which shall not
                           constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Andrea A. Bernstein, Esq.
                           Facsimile No:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three business days after the same shall have been deposited in the United States mail.

               11. Confidentiality. Leucadia agrees that it shall keep confidential all of the Company's confidential information that it obtains with respect to the Company and its subsidiaries during the term of this Agreement except for (i) such information that enters the public domain other than by reason of a breach by Leucadia of this Agreement, (ii) information that Leucadia is required by law or the rules of any stock exchange on which Leucadia's securities are traded to disclose or (iii) information that becomes





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available to Leucadia on a non-confidential basis prior to disclosure of such information by the Company . Leucadia acknowledges that the securities laws of the United States prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance on such information. The foregoing acknowledgement shall not in any way limit Leucadia's obligation to maintain the confidentiality of the confidential information received under this Agreement. Leucadia agrees that it will comply with the insider trading policies adopted by the Company as such policies may be amended from time to time.

               12. Attorney-Client Privilege - Leucadia acknowledges that it may receive confidential communications within the scope of the Attorney-Client Privilege that exists between the Company and its attorney. For the purpose of such communications, Leucadia shall be a "representative of the client" as such term is defined in 12 Okla. St. Section 2502. Leucadia shall not waive the privilege without the prior consent of the Company and shall notify the Company of any request or requirement to disclose any privileged communications so that the Company can seek a protective order or other appropriate remedy or waive the privilege.



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IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Services
Agreement to be duly executed on the date first written above.

                                           WILTEL COMMUNICATIONS GROUP, INC.


                                            By       /s/ Jeff K. Storey
                                                     --------------------------
                                                     Name:    Jeff K. Storey
                                                     Title:   President

                                            LEUCADIA NATIONAL CORPORATION

                                            By:      /s/ Joseph A. Orlando
                                                     --------------------------
                                                     Name:    Joseph A. Orlando
                                                     Title:   Vice President